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                                                                     EXHIBIT 4.5



                        PAREXEL INTERNATIONAL CORPORATION

                      NON-QUALIFIED STOCK OPTION AGREEMENT

          PAREXEL International Corporation, a Massachusetts corporation (the "Company"), hereby grants as of the ___ day of February, 1998 (the "Date of Grant") to __________________ (the "Optionee"), an option to purchase a maximum of ________ shares (the "Option Shares") of its Common Stock, $0.01 par value ("Common Stock"), at the price of $_____ per share, on the following terms and conditions:

     1. GRANT UNDER 1998 NON-QUALIFIED, NON-OFFICER STOCK OPTION PLAN. This option is granted pursuant to and is governed by the Company's 1998 Non-Qualified, Non-Officer Stock Option Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

     2. GRANT AS NON-QUALIFIED OPTION: OTHER OPTIONS. This option shall be treated for federal income tax purposes as a Non-Qualified Option (the "NQO") (rather than an incentive stock option). This option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company or any Related Corporation (as defined in the Plan), but a duplicate original of this instrument shall not effect the grant of another option.

     3. VESTING OF OPTION IF BUSINESS RELATIONSHIP CONTINUES. If the Optionee has continued to serve the Company or any Related Corporation in the capacity of an employee or consultant (such service is described herein as maintaining or being involved in a "Business Relationship" with the Company) on the dates referenced below, the Optionee may exercise this option as set forth below:

[INSERT VESTING SCHEDULE]

     The foregoing rights are cumulative and, while the Optionee continues to maintain a Business Relationship with the Company or any Related Corporation, may be exercised on or before the date which is ten (10) years from the date this option is granted. All of the foregoing rights are subject to Sections 4 and 5, as appropriate, if the Optionee ceases to maintain a Business Relationship with the Company and all Related Corporations or dies, becomes disabled or undergoes dissolution while involved in a Business Relationship with the Company.

     4.  TERMINATION OF BUSINESS RELATIONSHIP.

         Unless otherwise specified in the agreement relating to such NQO, if an NQO Optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in Section 5, no further installments of his or her NQOs shall become exercisable, and his or her NQOs shall terminate on the earlier of (a) sixty (60) days after the date of termination of his or her employment, or (b) their specified expiration dates. For purposes of this Section 4, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such

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as those attributable to illness, military obligations or governmental service)
provided that the period of such leave does not exceed 90 days or, if longer, any period during which such Optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this Section 4, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the Optionee after the approved period of absence. NQOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the Optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

     5.  DEATH; DISABILITY.

         (A) DEATH. If an NQO Optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, any NQO owned by such Optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the NQO by will or by the laws of descent and distribution, until the earlier of
(i) the specified expiration date of the NQO or (ii) 180 days from the date of the Optionee's death.

         (B) DISABILITY. If an NQO Optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, such Optionee shall have the right to exercise any NQO held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of the NQO or (ii) 180 days from the date of the termination of the Optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Internal Revenue Code or any successor statute.

         (C) EFFECT OF TERMINATION. At the expiration of such 180-day period provided in paragraph (a) or (b) of this Section 5 or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

         (D) DISSOLUTION. If the Optionee is a corporation, partnership, trust or other entity that is dissolved, is liquidated, becomes insolvent or enters into a merger or acquisition with respect to which the Optionee is not the surviving entity, at a time when the Optionee is involved in a Business Relationship with the Company, this option shall immediately terminate as of the date of such event, and the only rights hereunder shall be those as to which this option was properly exercised before such dissolution or other event.

     6. PARTIAL EXERCISE. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and cash in lieu of a fractional share must be paid, in accordance with Paragraph 13(G) of the Plan, to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence

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shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

     7.  PAYMENT OF PRICE.

         (A) FORM OF PAYMENT: The option price shall be paid in the following manner:

             (i)   in United States dollars in cash or by check;

             (ii) subject to paragraph 7(b) below, at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value (determined by the Board of Directors of the Company or a committee appointed by the Board) equal as of the date of the exercise to the cash exercise price option; or

             (iii) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise; or

             (iv) at the discretion of the Company, by any combination of the foregoing.

         (B) LIMITATIONS ON PAYMENT BY DELIVERY OF COMMON STOCK: If the Optionee delivers Common Stock held by the Optionee ("Old Stock") to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Optionee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Optionee free of any substantial risk of forfeiture for at least six months.

         (C) PERMITTED PAYMENT BY RECOURSE NOTE: In addition, if this paragraph is signed below by the person signing this Agreement on behalf of the Company, and at the discretion of the Committee, the option price may be paid by delivery of grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended;

          ----------------------------------------
          Signature

     8. MEANS OF EXERCISING OPTION. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be

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accompanied by payment of the full purchase price of such shares, and the
Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to
Section 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

     9. OPTION NOT TRANSFERABLE. This option shall not be assignable or transferable by the grantee except by will or by the laws of descent and distribution. Except as set forth in the previous sentence, during the lifetime of the Optionee each NQO shall be exercisable only by the Optionee.

     10. NO OBLIGATION TO EXERCISE OPTION. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

     11. NO OBLIGATION TO CONTINUE BUSINESS RELATIONSHIP. Neither the Plan, this Agreement, nor the grant of this option imposes any obligation on the Company or any Related Corporation to continue to maintain a Business Relationship with the Optionee.

     12. NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE. The holder of an option shall not have the rights of a shareholder with respect to the shares covered by such option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided in paragraph 12 of the Plan with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     13. CAPITAL CHANGES AND BUSINESS SUCCESSIONS. The Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

     14. WITHHOLDING TAXES. If the Company or any Related Corporation in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, the vesting or transfer of Option Shares acquired on the exercise of this option, or the making of a distribution or other payment with respect to the Option Shares, the Optionee hereby agrees that the Company or any Related Corporation may withhold from the Optionee's wages or other remuneration the appropriate amount of tax. At the discretion of the Company or Related Corporation, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company or any Related Corporation does not withhold an amount from the Optionee's wages or other remuneration sufficient to satisfy the withholding obligation of the Company or Related Corporation, the Optionee will make reimbursement on demand, in cash, for the amount underwithheld.
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     15.  PROVISION OF DOCUMENTATION TO EMPLOYEE. By signing this Agreement the
Optionee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

     16.  MISCELLANEOUS.

         (A) NOTICES: All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

         (B) ENTIRE AGREEMENT: MODIFICATION: This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

         (C) SEVERABILITY: The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

         (D) SUCCESSORS AND ASSIGNS: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 9 hereof.

         (E) GOVERNING LAW: This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of the conflicts of laws thereof. The preceding choice of law provision shall apply to all claims, under any theory whatsoever, arising out of the relationship of the parties contemplated herein.

         IN WITNESS WHEREOF, the Company and the Optionee have caused this instrument to be executed as of the date first above written.

------------------------------              PAREXEL International Corporation
Optionee                                    195 West Street
                                            Waltham, MA 02154

------------------------------              By:      /s/ William T. Sobo, Jr.
Print Name of Optionee                               ----------------------
                                                     William T. Sobo, Jr.
------------------------------              Title:   Sr. Vice President/CFO
Street Address
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City     State    Zip Code
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Social Security Number